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                                                                    EXHIBIT 10.4

                           PLEDGE AMENDMENT AGREEMENT

                            dated September 15, 1999

                                     between

                           FIBERMARK BETEILIGUNGS GMBH

                                       AND

                                 FIBERMARK GMBH

                                (the "Pledgors")

                                 on the one hand

                                       and

                       BAYERISCHE HYPO- UND VEREINSBANK AG

                                 (the "Pledgee")

                                on the other hand


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                                TABLE OF CONTENTS

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                                                               Page

Art. 1              Amendment                                   3
Art. 2              Notices, Language                           3
Art- 3              Partial Invalidity                          4
Art. 4              Miscellaneous                               5

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WHEREAS, Bayerische Hypo- und Vereinsbank Aktiengesellschaft have granted a loan facility dated January 7, 1998 to FiberMark GmbH for the amount of DM 54,000,000 (in words: Deutsche Mark fifty four million) for the purpose of financing the acquisition of Steinbeis Gessner GmbH (the "Loan Agreement I"), and

WHEREAS, Bayerische Hypo- und Vereinsbank Aktiengesellschaft shall provide FiberMark GmbH with a six year loan facility in the amount of DM 28,500,000 (in words: Deutsche Marks twentyeight million fivehundredthousand) for the purpose of financing the acquisition of Papierfabrik Lahnstein GmbH (the "Loan Agreement II, Loan Agreement I and Loan Agreement II both referred to as the "Loan Agreements"); and

WHEREAS, the Pledgors have concluded a share pledge agreement (the "Share Pledge Agreement") on January 7, 1998 in favour of the Pledgee to secure the prompt and complete satisfaction of any and all Secured Liabilities as defined in the Share Pledge Agreement, and

WHEREAS, the Pledgors shall extend the security purpose of the Share Pledge Agreement in order to also secure the Borrower's payment obligations under the Loan Agreement II.

NOW THEREFORE,

FiberMark Beteiligungs GmbH, FiberMark GmbH and Bayerische Hypo- and Vereinsbank AG agree as follows:

                                     ART. 1
                                    AMENDMENT

1.1 The Pledgors and the Pledgee herewith confirm that by operation of law the pledge of the shares in Steinbeis Gessner GmbH under the Share Pledge Agreement continues in the shares of Fibermark Gessner GmbH & Co. following the transformation of the former Steinbeis Gessner GmbH into Fibermark Gessner GmbH & Co.

1.2 The security purpose of the Share Pledge Agreement shall be modified by extending the meaning of Secured Liabilities as defined in the Share Pledge Agreement as follows:

         "Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) which are now or have been or at any time after the date hereof may be or become by way of novation or otherwise due, owing or incurred by the Borrower to the Pledgee under the Loan Agreements.

         All other terms and conditions of the Share Pledge Agreement shall remain unchanged.


                                    ARTICLE 2
                                NOTICES, LANGUAGE

2.1 Any correspondence, documentation and communication between the parties to this Agreement shall be in writing, by mail, or by telefax; the latter case requiring confirmation by mail.



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2.2      Without prejudice to any future change of address, all correspondence from the Pledgors to the Pledgee shall be sent to the Pledgee at the following address:

                  Bayerische Hypo- und Vereinsbank Aktiengesellschaft Am Tucherpark 1/VTW 1
                  80536 Munchen
                  Attention: Mr. Rainer Heuschneider
                  Fax: +49-89-37825278

         All correspondence from the Pledgee to the Pledgors shall be sent to the following address:

                  FiberMark Beteiligungs GmbH
                  c/o FiberMark Gessner GmbH & Co.
                  Attention: Dr. Walter Haegler

                  Fax: +49-8062-703461
                  (with copy to Mr. Bruce Moore, Fax: +001-802-2575900)

                  FiberMark GmbH
                  c/o  FiberMark Gessner GmbH & Co.
                  Weidacher Strasse 30
                  83620 Feldkirchen-Westerham
                  Attention: Dr. Walter Haegler
                  Fax: +49-8062-703461
                  (with copy to Mr. Bruce Moore, Fax: +001-802-2575900)

2.3      LANGUAGE

         This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or Phrase shall prevail.

         Any notice given under or in connection with this Agreement shall be in the English language.


                                     ART. 3
                               PARTIAL INVALIDITY

         Should any provision of this Agreement be or become wholly or partly, invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Agreement.

         The Parties hereby agree to replace, to the extent possible, any provision of this Agreement which is or becomes illegal or invalid with a legal and valid provision which achieves to the fullest extent possible the commercial intention of the Parties.



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                                     ART. 4
                                  MISCELLANEOUS

4.1      AMENDMENTS

         Any alteration or amendment to this Agreement shall be in writing. Verbal agreements shall have no legal effect.

4.2      GOVERNING LAW

         The form and contents of this Agreement, as well as the rights and obligations of the Pledgor and the Pledgee shall be construed according to the laws of the Federal Republic of Germany in every respect.

4.3      JURISDICTION

         The applicable place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be Munich. The Pledgee may however, at its option, commence proceedings before any other competent court of law in the Federal Republic of Germany and/or in any other country in which assets of the Pledgors are situated. In the latter case the laws of the Federal Republic of Germany shall, pursuant to Art. 4.2, also be applicable.

4.4      COUNTERPARTS

         This Agreement has been executed in the English language in 3 (three) counterparts. One copy shall be provided to each of the Pledgors and to the Pledgee. Each executed copy shall have the effect of an original.


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                               SEPTEMBER 15, 1999

                           FiberMark Beteiligungs GmbH

                   ..........................................



                                 FiberMark GmbH

                   ..........................................





               Bayerische Hypo- und Vereinsbank Aktiengesellschaft

                   ..........................................
                          (in its capacity as Pledgee)